YIT

Analyst Christmas Lunch - Going forward

Kauniskangas / Neuvonen

November 2017

Contents

1. Market update
2. Large projects
3. Partnership Properties
4. Financing update

YIT 2  YIT

1

Market update
YIT  3  YIT

Market dynamics
Development of macro enviroment
FINLAND

Acceleration in demand boosts exports, investments
increasing rapidly, recovery broad-based Growth in
construction to continue solid, record-high unit start-ups
in residential construction Households are saving less as
consumption has been encouraged by low interest rates and
confidence is high

NORDIC COUNTRIES

Growth picked up in 2017, drivers include housing
investment, private consumption and exports Sweden: rapidly
declining residential prices, economy benefits from global
growth Norway: rapid growth in housing investments, weak NOK supports exports Denmark: economy recovering in a full force but ensuring continuity is a challenge 2017: 1.9%

2018: 2.0%
2019: 2.0%
2017: 3.0%
2018: 2.5%
2019: 2.2%
2017: 2.8%
2018: 2.0%
2019: 1.3%
2017: 2.2%
2018: 1.8%
2019: 1.9%
2017: 4.1%
2018: 3.1%
2019: 2.9%
2017: 1.9%
2018: 1.8%
2019: 1.7%
2017: 4.5%
2018: 3.6%
2019: 3.2%
2017: 4.1%
2018: 3.5%
2019: 3.3%
2017: 3.7%
2018: 3.3%
2019: 2.9%
2017: 3.5%
2018: 3.0%
2019: 2.5%
2017: 3.3%
2018: 3.6%
2019: 3.6%
BALTIC COUNTRIES

Economic growth accelerating, pace expected to moderate
towards 2019 Baltic property market still attractive for
investors Wages increasing due to tight labor market EU fund inflow boosts public investment in Latvia and Lithuania

RUSSIA

Economy recovering, gradually recovering domestic private
demand expected to drive growth Inflation extremely low but
CBR expects it to be only a short-term issue Oil price has
increased rapidly, presidential elections next spring a
major determinant of the economy

CEE COUNTRIES

GDP growth has remained rapid this year and it is expected
to continue solid also in 2018 Mortgage interest rates still low Residential prices have increased in 2017 especially in
the Czech Republic

YIT 4

Source:  Bloomberg and several macro reports  YIT

Market update: Finland

High construction volumes compensating quite years in the
past Sales are proceeding well, clear change in mix from
investors to consumers at YIT Good development in growth
areas in Finland Urbanisation trend favours blocks of flats
500,000-600,000 people to move from countryside to cities by
2030 Change in YIT's sales mix in FIndland (pcs) 3,502

2,432
2,765
2,757
2,779
2,515
3,192
2,730
3,040
45%
78%
68%
68%
56%
52%
39%
58%
68%
1,567
1,890
1,893
1,869
1,555
1,315
1,251
1,596
2,063
2009
2010
2011
2012
2013
2014
2015
2016
Rolling 12 months (Q4/16+1-9/17)
Consumer sales
Investor sales
Share of consumer sales

Housing start-ups in Finland in general (pcs)
31,326
18,337
24,306
30,343
31,944
36,168
34,187
28,566
29,130
33,922
34,472
35,200
35,582
32,051
23,377
23,480
33,652
32,966
29,957
27,817
25,103
31,714
36,549
43,000
40,000
6,641
7,333
10,377
11,662
13,020
12,626
11,019
11,767
14,165
15,593
16,097
16,542
15,355
11,510
9,298
12,511
11,605
9,834
8,128
6,179
6,459
6,791
7,900
8,400
11,696
16,773
19,966
20,282
23,148
21,561
17,547
17,363
19,757
18,879
18,293
19,040
16,696
11,867
14,182
21,141
21,361
20,123
19,689
18,384
25,255
29,758
35,100
31,600
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017e
2018e
Block of flats and terraced houses
Single family houses and other
Long term average (1995-2018e)
Source: Statistic Finland 1995-2016; Confederation of
Finnish Constructions INdustries RT 2017e-2018e

YIT  5  YIT

Urbanisation is supporting growth
Population development in HMA
Population development forecast until 2040 in HMA
Population development in other growth centres
Demographic growth trend until 2040
o Population growth continues in growth centres despite the
overall slowing trend in Finnish population growth

800,000
900,000
1,000,000
1,100,000
1,200,000
1,300,000
1,400,000
20% growth during 2016 - 2040
1987
1991
1995
1999
2003
2007
2011
2015
Helsinki Metropolitan Area

800,000
900,000
1,000,000
1,100,000
1,200,000
1,300,000
1,400,000
20% growth during 2016-2040
2016
2019
2022
2025
2028
2031
2034
2037
2040
Helsinki Metropolitan Area

90,000
140,000
190,000
240,000
290,000
1987
1991
1995
1999
2003
2007
2011
2015
Jyvaskyla
Kuopio

Oulu

Tampere

Turku

90,000
140,000
190,000
240,000
290,000
2016
2019
2022
2025
2028
2031
2034
2037
2040
Jyvaskyla
Kuopio

Oulu

Tampere

Turku

Source: KTI
YIT  6  YIT

Housing Finland and CEE

Sales and start-ups in Finland in Q3
Consumer sales increased
by 63%
Share of units sold to
consumers record-high:
84% (Q3/2016: 52%)
64 apartments sold in

bundles to investors
(Q3/2016: 80 units)
Sold apartments (units)
2016: 2,730
1-9/2017: 2,182
612
705
555
858
826
789
567
298
332
264
240
317
328
92

314
373
291
618
509
461
475
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2016
2017
To consumers
To investors (funds)
Apartment start-ups (units)
2016:  2,877
1-9/2017:  2,451
817
657
819
584
790
1081
580
262
277
185

168
213
305
28

555
380
634
416
577
776
552
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2016
2017
To consumers
To investors (funds)
YIT  7  YIT

CEE's economic outlook
Consumer confidence has developed favourably
10
5
0
-5
-10
-15
-20
-25
-35
-40
2013
2014
2015
2016
2017
Estonia
Latvia
Lithuania

Household consumption on a solid uptrend
130.0
125.0
120.0
115.0
110.0
105.0
100.0
95.0
90.0
85.0
80.0
Index 2010=100

2007
2008
2009
2010
2011
2012
2013
2014
2015
The Czech Republic
Slovakia
Poland

Positives

The GDP growth expectations for 2018 still solid
supported by Germany
High migration in the CEE capital
   cities, especially in

Bratislava, supporting the residential market
Region benefits from EU funds
Downside risks
Wage pressure
Political uncertainties e.g. in Poland
Risk of a real estate bubble in the Czech Republic

Source: Eurostat, Euroconstruct

YIT  8  YIT

Market update: CEE countries
Residential market in the CEE countries
Residential start-ups in the Czech Republic (units)
22,100
24,400
26,400
27,200
30,600
32,200
13,700
13,700
15,000
17,200
18,000
18,800
8,400
10,700
11,400
10,000
12,600
13,400
2013
2014
2015
2016
2017F
2018F
Block of flats
Single family houses
Prague supply lower than demand for years to come due to
slow city planning and permitting process Price increase
will continue Increased cost inflation due to good macro
performance
Lack of resources also in construction
Residential start-ups in Slovakia (units)
14,700
15,800
19,600
21,400
20,000
18,500
9,200
9,600
11,100
13,000
12,000
11,000
5,500
6,200
8,500
8,400
8,000
7,500
2013
2014
2015
2016
2017F
2018F
Block of flats
Single family houses
Bratislava housing volumes on high level due to migration
and good macro situation

Supply has been able to adjust to the
   demand

Moderate price increase expected to continue
Lack of skilled workforce and increasing cost level
Residential start-ups in Poland (units)
127,400
148,100
168,400
173,900
172,200
180,000
72,700
74,700
79,200
83,600
82,000
85,000
54,700
73,400
89,200
90,300
90,000
95,000
2013
2014
2015
2016
2017F
2018F
Block of flats
Single family houses
Warsaw demand will stay high due to urbanisation and
migration Supply in balance with demand due to capacity -
prices stable Political risks which could impact foreign
investments

Krakow, Gdansk and Wroclaw interesting
   opportunities

Source: Euroconstruct, June 2017

YIT  9  YIT

Market update: CEE countries
Residential market in the Baltic countries
Residential start-ups in the Estonia (units)
2,079
2,756
3,969
4,732
5,600
4,900
966
976
1,270
1,511
1,500
1,400
1,113
1,780
2,666
3,221
4,100
3,500
2013
2014
2015
2016
2017F
2018F
Block of flats
Single family houses
Tallinn price level almost on 2008 pre-crisis level
15-20% of flat buyers are Finnish
Moderate price increase expected to continue due to
increasing purchase power
Supply and demand in balance
Residential start-ups in Latvia (units)
2,237
2,631
2,242
2,200
2,100
2,300
1,376
1,392
1,136
1,134
1,100
1,200
861
1,239
1,106
1,066
1,000
1,100
2013
2014
2015
2016
2017F
2018F
Block of flats
Single family houses
Market changed - demand and prices in suburbs increasing
Consumers are still cost sensitive - demand in prime
locations low Legal changes to improve permitting and
balance tenant's and landlord's position in flat rental
Prices still close to after crisis level Residential
start-ups in Lithuania (units) 5,926

7,624
10,177
12,703
11,300
10,200
3,597
4,691
6,118
7,524
5,700
5,200
2,329
2,933
4,059
5,179
5,600
5,000
2013
2014
2015
2016
2017F
2018F
Block of flats
Single family houses
Healthy national economy
Vilnius has taken big part of international shared service
centers - stable housing market 4,000-5,000 flats Moderate
price growth

Kaunas will be the next in line to grow in volumes

Source: Euroconstruct, June 2017

YIT  10  YIT

Operations in the CEE countries
Financials update on housing in CEE
Revenue, EUR million, the CEE countries' share of the
segment's revenue, %

47
80
106
111
72
116
7%
11%
14%
15%
14%
18%
2013
2014
2015
2016
1-9/2016
1-9/2017
Revenue

CEE's share of the segment
Apartment sales and start-ups, units
SALES CAGR 2011-2016

27%
364
526
384
530
521
723
734
789
1,023
1,021
1,197
1,300
637
1,091
1,070
1,181
2011
2012
2013
2014
2015
2016
1-9/2016
1-9/2017
Apartments sold
Start-ups

All figures according to segment reporting (POC).

YIT  11  YIT

The revenue during 1-9/2017 has already exceeded full year
2016 EBIT-% above the Housing Finland and CEE segment's
average since 2015 Growth in residential sales volume every
year since 2010 In 1-9/2017, unit sales grew by 68% y-o-y In
2016, unit sales grew by 17% y-o-y The number of start-ups
has been limited in 2017 due to slow permitting processes
Residential prices in a growing trend on average

Examples of YIT's projects under construction in the CEE
countries

Estonia

Maepealse: 600 flats
Poland

Nordic Mokotow: 300 flats

Slovakia

Stein2: 450 flats
Czech Republic

Suomi Hloubetin: 1,000 flats

Estonia

Vibu: 500 flats
Czech Republic

Nuppu: 1,000 flats
Czech Republic

Aalto Cibulka: 250 flats

Latvia

Bikernieku: 500 flats
Latvia

Gulbju: 250 flats
Lithuania

Piliamiestis: 500 flats
Lithuania

Raitininku: 250 flats
Lithuania

Sporto: 250 flats
Source: Newsec

YIT  12  YIT

Finnish brand highly valued in the CEE countries Suomi
Hloubetin area development project in the Czech Republic
named after Finnish towns In total 900 apartments to be
completed by 2023

SOUMI

TAMPERE

SALO

VANTAA

PORVOO

ESPOO

LAHTI

PORI

OULU

TURKU

YIT  13  YIT

Housing Russia

Sales and start-ups in Q3
Sold apartments (units) and share of sales financed
with a mortgage (%)
2016: 3,523 (51%)
1-9/2017: 1,942 (52%)
892
826
880
925
546
584
812
54%
50%
52%
49%
52%
56%
48%
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2016
2017
Sold apartments
Financed with mortgages, %
Apartment start-ups (units)
2016: 2,782
1-9/2017: 1,992
782
389
486
1,125
741
490
761
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2016
2017
Number of sold units decreased by 8% y-o-y
No changes in price lists
Sales increased by 39% from Q2, growth especially in economy segment Start-ups were increased in order to maintain the
critical construction volume, target to release capital
remains

YIT  14  YIT

2

Large projects
YIT  15  YIT

Market update: Business Premises and Infrastructure
Large projects in order backlog

Estimated completions of 5 largest self-developed business premises projects and 5 largest business premises and infrastructure contracts



Value in order backlog
Tripla hotel
~90
Naantali CHP power plant
~40
Helsinki Central Library
~50
Myllypuro Campus, Metropolia
~70
Tampere light railway
~110
E18 Hamina-Vaalimaa motorway
~260
Extension of Business Park Rantatie
~25
K3 Posti terminal
~29
K3 Wihuri
n/a
Kasarmikatu 21
n/a
Mall of Tripla
~600
2018
2019
2020
2021
2022

Announced (not yet in order backlog)
- Raide-Jokeri planning phase (2017-2018)
- Fortum headquarters
- Tripla offices (2017->)
- Kuopion Kuntolaakso

Potential
- Raide-Jokeri construction phase 2019->
- Hippos 2020 (2018–2023)
- Helsinki High-Rise (2020/2021->)

Upcoming projects
- Several infrastructure contracts coming to the market, such as roads, bridges, tunnels, refineries, metro stations...

YIT | 16

Fortum headquarters - A development project by Regenero
Entity comprising the Fortum's heaquarters: the high-rise
building, the Keilalampi office building and unused
residential building rights YIT has the right to purchase
the new residential construction rights from Regenero Target to develop mixed-use urban environment near excellent public transportation connections YIT will implement the
construction work related to the project as a turnkey
contract and is responsible for the implementation planning
of the project Regenero is a joint-venture formed by YIT and
HGR Property Partners

YIT  17  YIT

Hippos2020
A hybrid project with various recreation facilities in
Jyvaskyla, Finland Keva and OP in a consortium, chosen to
innovation development phase The final decision regarding
the constructor of the project will be chosen by the end of
2017 Total investment in the area will be approximately EUR
200-300 million Planned time of construction: 2018-2023
Targeted number of visitors when completed 3-5 million

per annum
Total floor space of buildings
122,000 sq.m
Area to be refurbished
42,000 sq.m.
YIT  18  YIT

Helsinki High Rise

YIT's proposal was chosen for the second phase of
international High Rise design-build competition Design area covers 150,000-200,000 square metres of residential, office
and commercial premises The winner and approval of the
implementation will be decided in autumn 2018 Winner of the
competition has an opportunity to start the construction
work in 2020-2021 if city planning process proceeds as
promised

YIT  19  YIT

3

Partnership Properties

YIT  20  YIT

Partnership Properties

More out of urban development
Key Actions

Step A
Group Urban development unit

Plot factory
Step B
Partnership Properties segment

Improved risk tolerance
More professional resources
Step C
Residential services
Renovation services
More Ideas

More projects
More investment capacity
More stable cash flow
Growing operating profit
Wider portfolio of development projects
Faster turnover of plot portfolio
Ownership and quarterly reporting
Long-term customerships
NEW APPROACH

YIT  21  YIT

Targets of the new business area
1 Improve group's growth capability

Participation in sizeable urban developments
Substantial investment capacity through partnerships
2 Improve visibility on true value of
   existing assets

Sufficient information of assets
Clarified earnings model
Fair value of assets
3 Create portfolio of stable cash flows

Diversified real-estate and urban area portfolio
Long-term customer relationships and living services
Targets

Total investment capacity from EUR 1,000 million (3/2017) to over EUR 2,000 million (12/2020) Including YIT's and
partners' equity and debt in joint ventures Of which YIT's
equity share to increase from EUR 170 to 300-400 million All investments in mega projects done with partners Only equity
share in YIT's balance sheet ROE target for investment
(excluding construction stage and fair value gains) >10%

YIT  22  YIT

Own-based vs. tender-based business model
Own-based business
margin
capital tied
Partnership Properties effect

Risks
Schedule
Demand
Sales price level
Interest level
Tender-based business
margin
volume
Number and activity of competitors
Risks

Costs

Intensity of competition
Employer's behaivour
Through partnerships it is possible to achieve the best
sides of both business models

Lower capital intensiveness
Higher margins than in traditional tendering
Take more out of YIT's development capability
Better visibility on future revenue sources
Creation of partnership network
Dynamic business model in different market conditions

YIT  23  YIT

Value creation process
Capabilities and resources
Urban city development
Area development
Specialised own based development
Plot factory
Outcome

Area developments
Concrete projects
Building right
Results

Tripla
Fortum
Hippos
Siltamaki
Hakunila

70-80%
of own based projects
500,000-600,000 sqm
of annual building rights
YIT  24  YIT

Market dynamics
Balanced risk profile and operating model
higher margin more capital tied higher capital
and consumer risk
Business model
lower margin
no capital tied
higher market and competition risk
OWN-BASED BUSINESS

PARTNERSHIP PROPERTIES

optimising risk and margin profile
TENDER-BASED BUSINESS

Balanced risk profile boosted with Partnership
Properties offers opportunities to vary
between:
different business models
capital structures
products and services
Dynamic business model in different market conditions

YIT  25  YIT

Business model offering new earnings potential
Different sources of earnings
Sales of developed projects to afund
Market valuation
Turn key contract
Recognition 100% when finished
Cash flow/market based valuation of the asset after
completion
Steady cash flow through ownership
Optimal timing of disposal
In practise
Ownership of mega projects during development and execution
phase Ownership and leasing of plots

Ownership of apartments in CEE countries
   and in Finland

Ownership of apartments, business premises and parking
spaces when developing new business models

YIT  26  YIT

Examples of created projects in different asset classes

Mall of Tripla

Value: EUR ~600 million
Unique concept
Unique location
40 million visitors* annually

E18 Hamina-Vaalimaa Highway

PPP-project with Meridiam
EUR 220 million investment
20 years maintenance contract with
   Finnish Transportation agency

Tietotie renovation
Detail design ongoing
Long-term contract under negotiation
Good location in Otaniemi Campus, 100 m
   from metro entrance

*Estimation

YIT  27  YIT

Partnership properties

YIT's role extended from development to establishment

Current model

- ~1–3 years holding
- Uncertainties in the length of development period



Development period
Execution period
Establishment period
Plot acquisition
Construction cost
Development cost
Fair value

New model

- Value creation potential unlocked through optimizing holding period
- ~5–7 years usually needed



Development period
Execution period
Establishment period
15–20%*
Plot acquisition
Construction cost
Development cost
Fair value

*Through JV structure, more projects can be realised with less capital tied in each project

YIT | 28

Partnership properties
Roles of the new segment
Segment involved only in large and/or long-term development
projects financed with partners Key roles

Investment case preparation
Legal structuring
Funding

Asset valuation (external valuation to create transparency)
Care on assets during the ownership period
Divestment preparation
Through internal partnerships
Project development and construction
Leasing and divestment
Customer care
Renovations

Through external partnerships
Maintenance and facility management
E18 Hamina-Vaalimaa motorway
Finland
Kasarmikatu 21,
Helsinki, Finland

YIT  29  YIT

Market dynamics
ROE vs. cash flow in different models in own-based business

YIT alone
Joint-venture

Development only
High capital employed
High EBIT
High risk
Lower capital employed
Lower EBIT
Shared risk
Long-term cash-flow generating investment
Not possible
Lower capital employed
Lower EBIT
Shared risk
Annual cash-flow
Illustrative case example
200
20
External financing 50%
Equity share 50%
Of which YIT's share:  20%
Total investment
margin
Turn-key contract margin
Steady, positive cash flow after 1-2 years
Return in equity 10% EUR 2 million per annum
20
Profit 10 years
40
Profit 20 years
60
Profit 30 years
10-20
Profit from sale of equity stake
~50-110
Profit in total
ROCE-% with 10 years (20,1%), 20 years (16,8%), 30 years
(15,5%) ownership period

YIT  30  YIT

4

Financing update
YIT  31  YIT

Financial position
Financial key ratios in Q3
Gearing and equity ratio impacted by temporarily increased
net debt Net debt/EBITDA (IFRS) continued to improve

Gearing (%)
Equity ratio (%)
Net debt/EBITDA (Multiple, x)

108.6
104.8
118.9
112.3
103.6
115.0
124.0
89.6
82.5
91.8
83.3
72.8
87.0
97.5
Q1
Q2
Q3
Q4
2016
Q1
Q2
Q3
2017
POC

IFRS

Financial covenant tied to gearing (maximum level of 150.0%,
IFRS) in the syndicated RCF agreement and in bank loans.
34.1

36.4
33.8
35.1
35.4
34.6
34.3
31.5
32.9
30.1
31.2
31.1
30.7
30.6
Q1
Q2
Q3
Q4
2016
Q1
Q2
Q3
2017
POC

IFRS

Financial covenant tied to the equity ratio (minimum level
of 25.0%, IFRS) in bank loans, the syndicated RCF agreement
and the bonds issued in 2015 and 2016. 6.9

6.5
8.9
6.8
5.5
6.0
4.9
6.1
8.1
12.3
12.3
10.3
8.6
6.0
Q1
Q2
Q3
Q4
2016
Q1
Q2
Q3
2017
POC

IFRS

YIT  32  YIT

Residential construction stage financing to meet market
practice Until now, YIT has sold the contract receivables
from housing corporations to financial institutions This
model differs from market practice and doesn't offer similar benefits than before Previously used financing model YIT's
subsidiary YIT Construction sells the contract receivables
from Housing corporations (also owned by YIT) to financial
institutions Due upon completion

Sold in line with the progress of the
   project

Current model since Q4 2017
Housing company debt drawn to finance the construction stage
Housing corporation loan related to unsold apartments is
booked in interest bearing liabilities

Benefits

Housing company loans of sold apartments are not
burdening YIT's balance sheet
Similar reporting treatment as with POC debt
Impacting the total amount of net debt
YIT Construction
Debt

YIT

Customers

Customer payments (20%)
Housing corporations
Receivables, sold to banks
Financial institutions
YIT

CUstomers
YIT construction
Payment for construction costs
Customer payments (20%)
Housing corporations
Housing corporation loans (70%)
Financial institutions
YIT  33  YIT

Financial position
Balanced debt portfolio
Debt portfolio at the end of the period 9/2017, EUR 701
million

Bonds, 21%
Commercial papers, 27%
Construction stage financing, 33%
Pension loans, 9%
Bank loans, 10%
Floating rate, 29%
Average interest rate 1.24%
Fixed rate, 71%
Average interest rate 3.35%
Average interest rate: 2.75%
Maturity structure at the end of the period 9/2017
Maturity profile, excluding construction stage financing
(EUR million)
500
450
400
350
300
250
200
150
100
50
0
9/2017
9/2018
9/2019
9/2020
9/2021
9/2022
Commercial papers
Pension loans
Bank loans
Bonds

YIT starts to finance construction stage with housing
company loans according to market practice

YIT  34  YIT

Financial position
Net debt and maturity structure in Q3
Net debt increased temporarily due to negative cash flow
from operations A new EUR 50 million, 3-year bilateral loan
withdrawn after the review period in October
Interest-bearing debt (EUR million), IFRS 677

628
678
700
668
649
701
122
72
67
66
78
35
32
555
557
578
599
551
573
626
Q1
Q2
Q3
Q4
2016
Q1
Q2
Q3
2017
Net debt
Cash and-cash equivalents
Interest-bearing receivables
Maturity structure of long-term debt 9/2017 (EUR million)1
11.3
10.5
50.0
159.6
50.0
2017
2018
2019
2020
2021
1 Excluding construction stage financing

YIT  35  YIT

Disclaimer

This presentation has been prepared by, and the information
contained herein (unless otherwise indicated) has been
provided by YIT Corporation (the "Company"). By attending
the meeting or event where this presentation is made, or by
reading the presentation slides, you agree to be bound by
the following limitations. This presentation is being
furnished to you solely for your information on a
confidential basis and may not be reproduced, redistributed
or passed on, in whole or in part, to any other person. This presentation does not constitute or form part of and should
not be construed as, an offer to sell, or the solicitation
or invitation of any offer to buy, acquire or subscribe for, securities of the Company or any of its subsidiaries in any
jurisdiction or an inducement to enter into investment
activity. No part of this presentation, nor the fact of its
distribution, should form the basis of, or be relied on in
connection with, any contract or commitment or investments
decision whatsoever. The information contained in this
presentation has not been independently verified. No
representation, warranty or undertaking, expressed or
implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the
information or the opinions contained herein. Neither the
Company nor any of its respective affiliates, advisors or
representatives nor any other person shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of the Company and the transactions discussed
in this presentation, including the merits and risks
involved. This presentation includes "forward-looking
statements". These statements contain the words
"anticipate", "will", "believe", "intend", "estimate",
"expect" and words of similar meaning. All statements other
than statements of historical facts included in this
presentation, including, without limitation, those regarding the Company's financial position, business strategy, plans
and objectives of management for future operations, are
forward-looking statements. Such forward-looking statements
involve known and unknown risks, uncertainties and other
important factors that could cause the actual results,
performance or achievements of the Company to be materially
different from future results, performance or achievements
expressed or implied by such forward-looking statements.
Such forward-looking statements are based on numerous
assumptions regarding the Company's present and future
business strategies and the environment in which the Company will operate in the future. These forward-looking statements speak only as at the date of this presentation. The Company
expressly disclaims any obligation or undertaking to
disseminate any updates or revisions to any forward-looking
statements contained herein to reflect any change in the
Company's expectations with regard thereto or any change in
events, conditions or circumstances on which any such
statement is based. The Company cautions you that
forward-looking statements are not guarantees of future
performance and that its actual financial position, business strategy, plans and objectives of management for future
operations may differ materially from those made in or
suggested by the forward-looking statements contained in
this presentation. In addition, even if the Company's
financial position, business strategy, plans and objectives
of management for future operations are consistent with the
forward-looking statements contained in this presentation,
those results or developments may not be indicative of
results or developments in future periods. Neither the
Company nor any other person undertakes any obligation to
review or confirm or to release publicly any revisions to
any forward-looking statements to reflect events that occur
or circumstances that arise after the date of this
presentation.

YIT  YIT

Disclaimer

Important information regarding the merger of YIT and
Lemminkainen The information contained in this presentation
regarding the merger of YIT Corporation ("YIT") and
Lemminkainen Corporation ("Lemminkainen") (unless otherwise
indicated) has been provided by YIT and Lemminkainen. By
attending the meeting where this presentation is made, or by reading the presentation slides, you agree to be bound by
the following limitations. This presentation is being
furnished to you solely for your information on a
confidential basis and may not be reproduced, redistributed
or passed on, in whole or in part, to any other person. This presentation does not constitute a notice to an
extraordinary general meeting or a merger prospectus and as
such, does not constitute or form part of and should not be
construed as, an offer to sell, or the solicitation or
invitation of any offer to buy, acquire or subscribe for,
any securities or an inducement to enter into investment
activity. Any decision with respect to the proposed
statutory absorption merger of Lemminkainen into YIT (the
"Merger") should be made solely on the basis of information
to be contained in the actual notices to the extraordinary
general meeting of YIT and Lemminkainen, as applicable, and
the merger prospectus related to the Merger as well as on an independent analysis of the information contained therein.
You should consult the merger prospectus for more complete
information about YIT, Lemminkainen, their respective
subsidiaries, their respective securities and the Merger.
The distribution of this presentation may be restricted by
law and persons into whose possession any document or other
information referred to herein comes should inform
themselves about and observe any such restrictions. The
information contained herein is not for publication or
distribution, directly or indirectly, in or into Canada,
Australia, Hong Kong, South Africa or Japan. Any failure to
comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. This
presentation and any materials distributed in connection
with this presentation are not directed to, or intended for
distribution to or use by, any person or entity that is a
citizen or resident or located in any locality, state,
country or other jurisdiction where such distribution,
publication, availability or use would be contrary to law or regulation or which would require any registration or
licensing within such jurisdiction. No part of this
presentation, nor the fact of its distribution, should form
the basis of, or be relied on in connection with, any
contract or commitment or investment decision whatsoever.
The information contained in this presentation has not been
independently verified. No representation, warranty or
undertaking, expressed or implied, is made as to, and no
reliance should be placed on, the fairness, accuracy,
completeness or correctness of the information or the
opinions contained herein. Neither YIT nor Lemminkainen, nor any of their respective affiliates, advisors or
representatives or any other person, shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of YIT, Lemminkainen, their respective
subsidiaries, their respective securities and the Merger,
including the merits and risks involved. This presentation
includes "forward-looking statements." These statements may
not be based on historical facts, but are statements about
future expectations. When used in this presentation, the
words "aims," "anticipates," "assumes," "believes," "could,"
"estimates," "expects," "intends," "may," "plans," "should,"
"will," "would" and similar expressions as they relate to
YIT, Lemminkainen, the Merger or the combination of the
business operations of YIT and Lemminkainen identify certain of these forward-looking statements. Other forward-looking
statements can be identified in the context in which the
statements are made. Forward-looking statements are set
forth in a number of places in this presentation, including
wherever this presentation include information on the future results, plans and expectations with regard to the combined
company's business, including its strategic plans and plans
on growth and profitability, and the general economic
conditions. These forward-looking statements are based on
present plans, estimates, projections and expectations and
are not guarantees of future performance. They are based on
certain expectations, which, even though they seem to be
reasonable at present, may turn out to be incorrect. Such
forward-looking statements are based on assumptions and are
subject to various risks and uncertainties. Shareholders
should not rely on these forward-looking statements.
Numerous factors may cause the actual results of operations
or financial condition of the combined company to differ
materially from those expressed or implied in the
forward-looking statements. Neither YIT nor Lemminkainen,
nor any of their respective affiliates, advisors or
representatives or any other person undertakes any
obligation to review or confirm or to release publicly any
revisions to any forward-looking statements to reflect
events that occur or circumstances that arise after the date of this presentation. The combined financial information is
presented for illustrative purposes only. The combined
income statement information has been calculated assuming
the activities had been included in one entity from the
beginning of each period. The preliminary revenue, adjusted
operating profit and operating profit of the combined
company have been calculated as a sum of combined financial
information for the twelve months ended 31 December 2016.
The combined financial information is based on a
hypothetical situation and should not be viewed as pro forma financial information. This presentation includes estimates
relating to the synergy benefits expected to arise from the
Merger and the combination of the business operations of YIT and Lemminkainen, which have been prepared by YIT and
Lemminkainen and are based on a number of assumptions and
judgments. Such estimates present the expected future impact of the Merger and the combination of the business operations of YIT and Lemminkainen on the combined company's business,
financial condition and results of operations. The
assumptions relating to the estimated synergy are inherently uncertain and are subject to a wide variety of significant
business, economic, and competitive risks and uncertainties
that could cause the actual synergy benefits from the Merger and the combination of the business operations of YIT and
Lemminkainen, if any, to differ materially from the
estimates in this presentation. Further, there can be no
certainty that the Merger will be completed in the manner
and timeframe described in this presentation, or at all.
Notice to Lemminkainen Corporation Shareholders in the
United States The YIT Corporation shares to be issued in
connection with the merger have not been registered under
the U.S. Securities Act of 1933, as amended (the "Securities
Act") and are being issued in reliance on the exemption from registration set forth in Rule 802 under the Securities Act.
YIT Corporation and Lemminkainen Corporation are Finnish
companies and the issuance of YIT Corporation shares will be subject to procedural and disclosure requirements in Finland that may be different from those of the United States. Any
financial statements or other financial information included on this presentation may have been prepared in accordance
with non-U.S. accounting standards thatmay not be comparable to the financial statements of U.S. companies or companies
whose financial statements are prepared in accordance with
generally accepted accounting principles in the United
States. It may be difficult for U.S. shareholders of
Lemminkainen Corporation to enforce their rights and any
claims they may have arising under U.S. federal securities
laws in connection with the merger, since YIT Corporation
and Lemminkainen Corporation are located in non-U.S.
jurisdictions, and some or all of YIT Corporation's and
Lemminkainen Corporation's officers and directors may be
residents of countries other than the United States. As a
result, U.S. shareholders of Lemminkainen Corporation may
not be able to sue YIT Corporation or Lemminkainen
Corporation or their respective officers and directors in a
court in Finland for violations of U.S. federal securities
laws. Further, it may be difficult to compel YIT Corporation or Lemminkainen Corporation to subject themselves to the
jurisdiction or judgment of a U.S. court. Lemminkainen
Corporation's shareholders should be aware that YIT
Corporation may purchase Lemminkainen Corporation's shares
otherwise than under the merger, such as in open market or
privately negotiated purchases, at any time during the
pendency of the proposed merger.

YIT  YIT

Together we can do it.